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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 23, 1994, included in the UAL Corporation Form 10-K for the year ended December 31, 1993, and the United Air Lines, Inc. Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this registration statement.

                                          Arthur Andersen & Co.

Chicago, Illinois

June 10, 1994